UNITED STATES
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SCHEDULE 14A

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Exchange Act of 1934 (Amendment No.     )

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Titan International, Inc.
2701 Spruce Street
Quincy, Illinois 62301

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 20, 2004

To Titan Stockholders:

      The Annual Meeting of Stockholders (the “Annual Meeting”) of Titan International, Inc., an Illinois corporation (“Titan” or the “Company”), will be held at the Crowne Plaza Detroit Metro Airport, 8000 Merriman Road, Romulus, Michigan 48174, on Thursday, May 20, 2004, at 11:00 a.m. Eastern Time, to consider and act upon the following matters:

1)	To elect two directors to serve for three-year terms and until their successors are elected and qualified;

2)	To ratify the selection of PricewaterhouseCoopers LLP as independent auditors for 2004; and

3)	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

      Only stockholders whose names appear of record at the Company’s close of business on March 22, 2004, are entitled to receive notice of and to vote at the Annual Meeting or any adjournments thereof. In addition to this proxy statement, Titan’s 2003 Annual Report including Form 10-K is enclosed for your perusal.

      All stockholders are cordially invited to attend the Annual Meeting. Stockholders can help the Company avoid unnecessary expense and delay by promptly returning the enclosed proxy card. The presence, in person or by properly executed proxy, of a majority of the common stock outstanding on the record date is necessary to constitute a quorum at the Annual Meeting.

      Please note that if you are attending the Annual Meeting, proof of share ownership as of record date must be presented, in addition to valid photo identification.

Every stockholder’s vote is important. Whether or not you intend to be present at the Annual Meeting, please complete, sign, date and return the enclosed proxy card in the stamped pre-addressed envelope.

By Order of the Board of Directors,

CHERI T. HOLLEY
Secretary

Quincy, Illinois

March 31, 2004

PROXY STATEMENT — TABLE OF CONTENTS

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TITAN INTERNATIONAL, INC.

May 20, 2004

GENERAL MATTERS

      This Proxy Statement is being furnished to the stockholders of Titan International, Inc. (“Titan” or the “Company”) in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 20, 2004, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting, and at any adjournment or postponement of that meeting. This Proxy Statement and accompanying form of proxy will be first mailed to stockholders on or about March 31, 2004. Please note that if you are attending the Annual Meeting, proof of share ownership as of record date must be presented, in addition to valid photo identification.

VOTING

Qualifications

      Holders of shares of common stock (the “Common Stock”) of the Company as of the close of business on March 22, 2004, (the “Record Date”) will be entitled to receive notice of and vote at the Annual Meeting. On the Record Date, 21,197,320 shares of Common Stock were outstanding. Holders of Common Stock (the “Common Stockholders”) are entitled to one vote per share of Common Stock they held of record on the Record Date on each matter that may properly come before the Annual Meeting.

      Common Stockholders of record on the Record Date are entitled to cast their votes in person or by properly executed proxy at the Annual Meeting. The presence, in person or by properly executed proxy, of a majority of the Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present at the time the Annual Meeting is convened, the Company may adjourn or postpone the Annual Meeting.

Procedures

      All Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted FOR Proposal Number One, voted FOR Proposal Number Two, and persons designated as proxies will vote with their best judgment on such other business as may properly come before the Annual Meeting. The Board of Directors of the Company does not know of any matters that will come before the Annual Meeting other than those described in the Notice of Annual Meeting attached to this Proxy Statement.

      A majority of the votes of Common Stockholders cast at the Annual Meeting is required for the election of each Director. Ratification of the selection of independent auditors requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. Abstentions are counted in the number of shares present in person or represented by proxy for purposes of determining whether a proposal has been approved, and so are equivalent to votes against a proposal, whereas broker non-votes are not counted for such purposes.

Revoking a Proxy

      Any proxy given pursuant to this solicitation may be revoked at any time before it is voted. Common Stockholders may revoke a proxy at any time prior to its exercise by filing with the Secretary of the Company a duly executed revocation and proxy bearing a later date or by voting in person at the meeting. Attendance at the Annual Meeting will not of itself constitute revocation of a proxy. Any written notice revoking a proxy should be sent to: Cheri T. Holley, Secretary of Titan International, Inc., 2701 Spruce Street, Quincy, Illinois 62301.

✓ PROPOSAL #1 — ELECTION OF DIRECTORS

      The Board of Directors recommends that stockholders vote FOR the Board of Directors’ slate of nominees standing for election.

      The Company’s Bylaws provide for three classes of directors of approximately equal numbers designated as Class I, Class II and Class III. Each Director is elected for a three-year term and the term of each Class expires in a different year. With the exception of the Chairman and CEO (Messrs. Billig and Taylor), all directors are independent as defined in the New York Stock Exchange listing standards. The Nominating/ Corporate Governance Committee recommended to the Board that Edward J. Campbell and Maurice M. Taylor Jr. stand for election as Class I directors to serve until 2007. The Board has put forth the slate of nominees consisting of Edward J. Campbell and Maurice M. Taylor Jr. to stand for election at the 2004 Annual Meeting. Messrs. Campbell and Taylor are each current Directors of the Company and have consented to continue serving as a director if elected.

      In the unexpected event that a nominee for director is elected and becomes unable to serve before the Annual Meeting, it is intended that shares represented by proxies which are executed and returned will be voted for such substitute nominees as may be appointed by the Company’s existing Board of Directors, as recommended by the Nominating/ Corporate Governance Committee. The following is a brief description of the business experience of each nominee for at least the past five years.

      EDWARD J. CAMPBELL — Mr. Campbell, now retired, was employed for 27 years by Tenneco. He spent 13 of those years as president of Newport News Shipbuilding Company and 14 years at Case Corporation, three of those (1992-94) as president. Mr. Campbell is also currently a director of ABS Group. Mr. Campbell, who is 76 years old, became a director of the Company in 1995. Mr. Campbell meets the qualifications of an “audit committee financial expert” as defined by the Securities and Exchange Commission and has accounting or related management expertise as required by the New York Stock Exchange listing standards. Mr. Campbell serves on the following committees: Audit, Compensation, Nominating/ Corporate Governance (Chairman).

      MAURICE M. TAYLOR JR. — Mr. Taylor, 59, has been president and chief executive officer and a director of Titan International, Inc. since 1990, when Titan was acquired in a management-led buyout by investors, including Mr. Taylor. Prior to that time, Mr. Taylor had a significant role in the development of the Company.

DIRECTORS CONTINUING IN OFFICE

      Directors continuing in office as Class II Directors whose terms expire at the annual meeting in 2005, are listed below.

      RICHARD M. CASHIN JR. — Mr. Cashin is chairman of One Equity Partners, the private equity investment unit of Bank One. Prior to that time, Mr. Cashin was president of Citicorp Venture Capital, Ltd., where he was employed from 1980 to 2000. Mr. Cashin is also a director of Delco Remy International and Fairchild Semiconductor. Mr. Cashin, who is 50 years old, became a director of the Company in 1994. Mr. Cashin serves on the Compensation Committee.

      ALBERT J. FEBBO — Mr. Febbo retired from GE after 30 years — 18 years with the plastics business in sales and marketing leadership roles in the U.S. and Europe and 12 years as a corporate officer leading the automotive and corporate marketing teams. He also serves as director of Med Panel, Inc. Mr. Febbo, who is 64 years old, became a director of the Company in 1993. Mr. Febbo serves on the following committees: Audit (Chairman), Compensation, Nominating/ Corporate Governance.

      MITCHELL I. QUAIN — Mr. Quain is chairman of Register.com, an internet services provider. Previously, Mr. Quain spent four years with ABN AMRO Incorporated, most recently as Vice Chairman, and 22 years at Schroder & Co., Inc. Mr. Quain is also a director of Magnetek, Inc. and Strategic Distribution, Inc., as well as a number of private companies. He is also Chairman of the Board of Overseers of the University of Pennsylvania’s School of Engineering and Applied Sciences and serves on the University’s Board of Trustees and the executive committee of Penn Medicine. Mr. Quain, who is 52 years old, became a director of the Company in 1999. Mr. Quain serves on the following committees: Audit, Compensation (Chairman), Nominating/ Corporate Governance.

      Directors continuing in office as Class III Directors whose terms expire at the annual meeting in 2006, are listed below.

      ERWIN H. BILLIG — Mr. Billig is director and senior advisor of MSX International, previously serving as chairman of MSX International from 1998 through 2003. From 1992 to 1999 he served as vice chairman of Masco Tech, Inc., and from 1986 to 1992 Mr. Billig was president and chief operating officer of Masco Tech, Inc. Mr. Billig is also a director and vice chairman of Delco Remy International. Mr. Billig, who is 77 years old, is chairman of the board of Titan and became a director of the Company in 1992.

      ANTHONY L. SOAVE — Mr. Soave is president, chief executive officer and founder of Soave Enterprises L.L.C., a Detroit-based holding company which owns and operates businesses in distribution, environmental, and metals recycling, as well as other diversified industries. From 1974 to 1998 he served as president and chief executive officer of Detroit-based City Management Corporation, which he founded. Mr. Soave, who is 64 years old, became a director of the Company in 1994. Mr. Soave serves on the following committees: Audit, Compensation, Nominating/ Corporate Governance.

Compensation of Directors

      Each director, with the exception of the CEO (Messr. Taylor), receives an annual payment of $25,000. This payment is in lieu of options that were granted in previous years. In March 1994, the Board adopted the 1994 Non-Employee Director Stock Option Plan (“Plan”) to provide for grants of stock options as a means of attracting and retaining highly qualified, independent directors for the Company. Under the Plan, each non-employee director of the Company received a non-discretionary grant of a stock option for 9,000 shares of Common Stock at the conclusion of each annual meeting of stockholders at which such director was elected, re-elected or continuing in office. Such options vested and became exercisable immediately and expire 10 years from the date of grant. The last options were granted under the Plan during 2002, after which a Plan balance of fewer than 5,000 options remained. The Company pays each director, with the exception of the CEO, a fee of $500 for each Board of Director (“Board”) or committee meeting attended. Titan also reimburses out-of-pocket expenses related to the directors’ attendance at such meetings. In addition, the Company pays Mr. Billig, the Chairman of the Board, an annual fee of $100,000 to carry out his responsibilities, which include significant operational matters, as well as corporate development initiatives. The Company does not have any other consulting contracts or arrangements with any of its directors.

Committees and Meetings of the Board of Directors

      The Board of Directors, which met seven times in 2003, has established the following committees of the Board: (i) Audit Committee (consisting of Messrs. Campbell, Febbo, Quain and Soave); (ii) Compensation Committee (consisting of Messrs. Campbell, Cashin, Febbo, Quain and Soave); (iii) Nominating/ Corporate Governance Committee (consisting of Messrs. Campbell, Febbo, Quain and Soave). The Board of Directors approves nominees for election as directors. All directors attended 75% or more of the aggregate number of meetings of the Board and applicable committees, with the exception of Mr. Cashin who attended five of the eight applicable meetings.

      The Audit Committee, which met six times in 2003, retains independent auditors to perform audit and non-audit services, reviews the scope and results of such services, consults with the internal audit staff, reviews with management and the independent auditors any recommendations of the auditors regarding changes and improvements in the Company’s accounting procedures and controls and management’s response thereto, and reports to the Board. The Audit Committee meets with the independent auditors with and without management present. The Board has determined that Mr. Campbell meets the qualifications of an “audit committee financial expert” as defined by the Securities and Exchange Commission and has accounting or related management expertise as required by the New York Stock Exchange listing standards.

      The Compensation Committee, which met once in 2003, provides oversight of all executive compensation and benefits programs. The committee reviews and approves corporate goals and makes recommendations accordingly to the Board of Directors regarding the salaries and all other forms of compensation of the Company’s officers.

      The Nominating/ Corporate Governance Committee provides guidance and assistance to the Board of Directors in discharging the duties and responsibilities related to corporate governance principles and practices of the Board and the Company. The committee is also responsible for identifying, screening and nominating candidates to serve as directors of the Company. The Nominating/ Corporate Governance Committee met two times in 2003.

✓ PROPOSAL #2 — SELECTION OF AUDITORS

      The Board of Directors recommends that stockholders vote FOR its selection of independent auditors, PricewaterhouseCoopers LLP, to audit the consolidated financial statements of the Company and its subsidiaries for 2004.

      PricewaterhouseCoopers LLP has served the Company as independent auditors during the year ended December 31, 2003, and has been selected by the Audit Committee to serve as auditors for the present year. If stockholders fail to ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee will consider this fact when selecting auditors for the 2005 audit year. PricewaterhouseCoopers LLP has served as the Company’s independent auditors since 1983.

      Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they should desire and will be available to respond to appropriate questions of stockholders in attendance.

AUDIT AND OTHER FEES

      Fees paid to the independent auditors, PricewaterhouseCoopers LLP, included the following:

      Audit Fees: For the years ended December 31, 2003, and 2002, PricewaterhouseCoopers LLP billed the Company $555,000 and $495,000 respectively, for professional services rendered for the audit of the Company’s annual consolidated financial statements included in the Company’s Form 10-K, reviews of the quarterly financial statements included in the Company’s Form 10-Q’s and statutory audits of foreign subsidiaries.

	2003	2002

Consolidated financial statements	$370,000	$355,000
Statutory audits of foreign subsidiaries	185,000	140,000

	$555,000	$495,000

      Audit Related Fees: For the years ended December 31, 2003, and 2002, PricewaterhouseCoopers LLP billed the Company $192,000 and $44,000 respectively.

	2003	2002

Audit fees related to Titan Europe listing on London’s AIM Exchange	$134,000	$0
Employee benefit plan compliance reviews	44,000	44,000
Sarbanes-Oxley 404 Compliance	14,000	0

	$192,000	$44,000

      Tax Fees: For the years ended December 31, 2003, and 2002, PricewaterhouseCoopers LLP billed the Company $242,000 and $225,000 respectively.

	2003	2002

Tax return preparation and compliance	$157,000	$198,000
Foreign tax compliance	85,000	27,000

	$242,000	$225,000

OTHER BUSINESS

      The Board of Directors does not intend to present at the Annual Meeting any business other than the items stated in the “Notice of Annual Meeting of Stockholders” and does not know of any matters to be brought before the Annual Meeting other than those referred to above. If, however, any other matters properly come before the Annual Meeting requiring a stockholder vote, the persons designated as proxies will vote on each such matter in accordance with their best judgment.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

      The following table sets forth the compensation received by the Company’s Chief Executive Officer and the Company’s three other most highly compensated executive officers whose aggregate annual salary and bonus exceeded $100,000 during 2003, collectively, the “named executive officers.”

				Long-Term
				Compensation
Name and Principal				Awards Securities
Position as of				Underlying	Other
December 31, 2003	Year	Salary	Bonus	Options (#)	Compensation(a)

Maurice M. Taylor Jr.	2003	$500,000	$–0–	–0–	$6,000
President and Chief	2002	400,000	–0–	–0–	5,500
Executive Officer(b)	2001	400,000	400,000	–0–	5,250

J. Michael A. Akers	2003	$237,000	$82,000	–0–	$80,000
Vice President	2002	200,000	70,000	–0–	64,000
	2001	200,000	70,000	–0–	64,000

Kent W. Hackamack	2003	$200,000	$–0–	–0–	$5,063
Vice President of Finance	2002	175,000	–0–	–0–	5,250
and Treasurer	2001	175,000	–0–	–0–	5,250

Cheri T. Holley	2003	$200,000	$–0–	–0–	$5,063
Vice President, Secretary	2002	175,000	–0–	–0–	5,250
and General Counsel(b)	2001	175,000	–0–	–0–	5,250

(a)	Other compensation represents 401(k) matching contribution for the named executive officers, except for J. Michael A. Akers, which represents money purchase plan contributions in the United Kingdom.

(b)	The President and Secretary are brother and sister.

Compensation Arrangements

      The Company has outstanding agreements with certain executive employees of the Company selected by the Board of Directors, which provide that the individuals will not receive any benefits if they voluntarily leave the Company in the event of the commencement of steps to effect a Change of Control (defined generally as an acquisition of 20% or more of the outstanding voting shares). In the event of a termination of the individual’s employment within 60 days after the Change of Control, the executive is entitled to receive for the remaining term of the agreement, which expires in 2005, their compensation, including bonus, retirement benefits, continuation of all life, accident, health, savings and other fringe benefits. In addition, all unvested options and certain benefits become vested. Messrs. Taylor, Akers, Hackamack and Ms. Holley are each a party to such an agreement.

Stock Options Granted in 2003

      No stock options were granted by the Company during 2003 to the named executive officers: Messrs. Taylor, Akers, Hackamack and Ms. Holley.

Aggregated Option Exercises in 2003 and Year-End Option Values

      The following table sets forth certain information regarding options for the purchase of Common Stock that were exercised and/or held by the named executive officers.

	Shares			Value of Unexercised
	Acquired On		Number of Unexercised	in-the-Money Options at
	Exercise	Value	Options at December 31, 2003	December 31, 2003
Name	(#)	Realized ($)	Exercisable/Unexercisable (#)	Exercisable/Unexercisable ($)

Maurice M. Taylor Jr.	0	n/a	337,010/-0-	$0/0
J. Michael A. Akers	0	n/a	29,280/-0-	0/0
Kent W. Hackamack	0	n/a	23,660/-0-	0/0
Cheri T. Holley	0	n/a	24,440/-0-	0/0

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee of the Board of Directors (the “Committee”) is composed of four independent non-employee directors. The Board of Directors (the “Board”) has determined that the members of the Committee satisfy the requirements of the New York Stock Exchange (“NYSE”) with respect to independence, experience and financial literacy. The Board has determined that Mr. Edward Campbell meets the requirements as the financial expert of the Committee as defined by the NYSE. The Committee operates under a written charter adopted May 18, 2000, and amended January 20, 2004 (attached hereto as Appendix A).

      The Committee has met quarterly with management, internal auditors and the independent accountants, individually and together, to review and approve the financial press releases, Form 10-Q and Form 10-K reports prior to their filing and release of financial results for 2003. The Committee met in executive sessions a total of six times during 2003, and presents a report to the Board at each Board meeting.

      The Committee has selected PricewaterhouseCoopers LLP (“PWC”) to serve as independent accountants for the Company for 2004 with stockholder approval. The fees submitted by PWC for 2004 were approved by the Committee. Additionally, the Committee has discussed the issue of independence with PWC and is satisfied that they have met the independence requirement. A standard five-year rotation of PWC partners for Titan’s account occurred in 2004, and the Committee interviewed and approved the new partner.

      Procedures for the receipt, retention and treatment of complaints relating to the Company have been established by the Committee.

      The Committee has completed an annual evaluation and, in their opinion, has met the requirements of their charter, the NYSE and the Securities and Exchange Commission.

      The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in those fields, but make every effort to test the veracity of facts and accounting principles applied by management. The Audit Committee meets independently with PWC to evaluate the quality of accounting principles applied by management and to evaluate the quality of the Company’s internal audit function. PWC reported to the Committee that there were no unresolved matters with management and that there were no significant matters to report. The Committee has reviewed the amended Audit Committee Charter and found it to be adequate.

Members of the Audit Committee:

Albert J. Febbo, Chairman

Edward J. Campbell
Mitchell I. Quain
Anthony L. Soave

REPORT OF THE COMPENSATION COMMITTEE

      The Compensation Committee of the Board of Directors (the “Committee”) is composed of five independent non-employee directors. The Board of Directors (the “Board”) has determined that the members of the Committee are independent. The Committee provides oversight of all executive compensation and benefit programs and operates under a written charter adopted January 20, 2004 (attached hereto as Appendix B).

      The philosophy of the Committee as it relates to executive compensation is that the Chief Executive Officer (“CEO”) and other executive officers should be compensated at competitive levels sufficient to attract, motivate and retain talented executives who are capable of leading the Company in achieving its business objectives in an industry facing increasing competition and change.

      Annual compensation for the Company’s senior management consists of base salary and, when appropriate, bonus compensation. Salary levels of Company executives are reviewed and are normally adjusted annually, and any bonuses are normally awarded annually. In determining appropriate salaries, the Committee considers: (i) the CEO’s recommendations as to compensation for all other executive officers; (ii) the scope of responsibility, experience, time and position and individual performance of each officer, including the CEO; and (iii) compensation levels of other companies in the industry. The Committee’s analysis is a subjective process which utilizes no specific weights or formulas of the aforementioned factors in determining executives’ base salaries.

      The Committee considers bonus compensation to be the primary motivational method for encouraging and rewarding outstanding individual performance, especially for the Company’s senior management, and overall performance by the Company. Awards under the Company’s bonus plan are granted by the Committee based primarily upon: (i) performance of the Company; (ii) performance of the individual; and (iii) recommendation of the CEO. The purpose of the bonus plan is to provide a special incentive to maximize individual performance and the overall performance of the Company.

      In determining the total compensation package for the CEO for 2003, the Committee considered all of the factors discussed above. Additionally, the Committee considered the Company’s performance, the success of the Company’s facilities in surpassing their objectives, the extent and timing of the additions to the Company during the year, the quality and efficiency of the Company’s staff, and certain other factors relating to the Company’s performance.

      Under the direction of the Compensation Committee Charter, the Committee accomplished the following: (i) discussed the compensation of Directors but recommended no change at this time; (ii) completed an annual evaluation and, in their opinion, met the requirements of their charter; (iii) reviewed the Compensation Committee Charter and found it to be adequate; (iv) presented a report to the Board when appropriate. The Committee met once during 2003.

Members of the Compensation Committee:

Mitchell I. Quain, Chairman

Edward J. Campbell
Richard M. Cashin Jr.
Albert J. Febbo
Anthony L. Soave

REPORT OF THE NOMINATING/ CORPORATE GOVERNANCE COMMITTEE

      The Nominating/ Corporate Governance Committee of the Board of Directors (the “Committee”) is composed of four independent non-employee directors and provides guidance to the Board of Directors regarding corporate governance guidelines. In addition, the Committee develops criteria, identifies, screens and nominates candidates for election to the Board of Directors, giving attention to the composition of the Board of Directors and its committees. The Committee operates under a written charter adopted January 20, 2004 (attached hereto as Appendix C).

      Based on approved criteria, the Committee recommended to the Board that Edward Campbell and Maurice Taylor Jr. stand for re-election as Class I directors to serve until 2007.

      The Committee has accomplished the following per their Charter: (i) oversight of the development and recommendation of a set of corporate governance guidelines; (ii) oversight of the evaluation of the Board and management; (iii) evaluation of the Committee and its success in meeting the requirements of the Charter; (iv) review and assurance of the adequacy of the Nominating/ Corporate Governance Committee Charter; (v) presentation of reports to the Board as appropriate; and (vi) conducted two meetings in 2003.

      The Committee has given particular attention to corporate governance compliance issues related to standards established by the Securities and Exchange Commission and the New York Stock Exchange. Documentation related to Titan’s corporate governance guidelines has been posted on the Company’s website: www.titan-intl.com.

Members of the Nominating/ Corporate Governance Committee:

Edward J. Campbell, Chairman

Albert J. Febbo
Mitchell I. Quain
Anthony L. Soave

PERFORMANCE COMPARISON GRAPH

      The following performance graph compares cumulative total return for the Company’s Common Stockholders over the past five years against the cumulative total return of the Standard & Poor’s 600 Construction and Farm Machinery Index, and against the Standard & Poor’s 500 Stock Index. The graph depicts the value on December 31, 2003, of a $100 investment made on December 31, 1998, in Company Common Stock and each of the other two indices, with all dividends reinvested. The Company’s Common Stock is currently traded on the New York Stock Exchange under the symbol of TWI.

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03

Titan International, Inc.	100.00	69.4	45.8	51.6	14.7	34.1

S&P 600 Construction & Farm Machinery Index	100.00	87.2	79.0	82.5	87.7	147.9

S&P 500 Stock Index	100.00	121.0	110.0	97.0	75.5	97.2

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Under the securities laws of the United States, the directors and executive officers of the Company and the persons who own more than 10% of the Company’s Common Stock are required to report their initial ownership of the Company’s Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission and to the New York Stock Exchange. Specific due dates for these reports have been established, and the Company is required to disclose in this proxy statement any late filings during 2003. To the Company’s knowledge, based solely on its review of the copies of such reports required to be furnished to the Company during 2003, all of these reports were timely filed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of December 31, 2003, by (i) each person who is known by the Company to own beneficially more than 5% of the Company’s Common Stock, (ii) each director and nominee for director, (iii) each of the named executive officers and (iv) all directors and executive officers as a group.

	Shares Beneficially Owned

Name and Address of Beneficial Owner	Number(a)		Percent

Court Square Capital, Limited	4,917,464	(b)	23.2%
153 East 53rd Street New York, NY 10043
Maurice M. Taylor Jr.	2,331,076	(c)	11.0%
2701 Spruce Street Quincy, IL 62301
Fuller & Thaler Asset Management, Inc.	2,237,100	(d)	10.6%
411 Borel Avenue, Suite 402 San Mateo, CA 94402
Anthony L. Soave	915,250		4.3%
Mitchell I. Quain	196,800		*
Erwin H. Billig	114,975		*
Richard M. Cashin Jr.	110,179		*
Albert J. Febbo	78,750		*
Edward J. Campbell	67,250		*
J. Michael A. Akers	39,640		*
Cheri T. Holley	24,440		*
Kent W. Hackamack	23,660		*
All named executive officers and directors as a group (10 persons)	3,902,020	(e)	18.4%

*	Less than one percent.

(a)	Except for voting powers held jointly with a person’s spouse, represents sole voting and investment power unless otherwise indicated. Includes unissued shares subject to options exercisable within 60 days after December 31, 2003, as follows: Mr. Taylor, 337,010 shares; Mr. Soave, 78,750 shares; Mr. Quain, 36,000 shares; Mr. Billig, 69,750 shares; Mr. Cashin, 69,750 shares; Mr. Febbo, 78,750 shares; Mr. Campbell, 63,000 shares; Mr. Akers, 29,280 shares; Ms. Holley, 24,440 shares; Mr. Hackamack, 23,660 shares; all officers and directors as a group, 810,390 shares.

(b)	Based on Information contained in a Schedule 13D filed with the Securities and Exchange Commission.

(c)	Includes 1,314,000 shares held jointly by Mr. Taylor and his wife as to which they share voting and dispositive power. Also includes 580,066 shares held by Mr. Taylor as to which he has sole voting and dispositive power. Also includes 100,000 shares held by the Maurice and Michelle Taylor Foundation (which is a charitable/educational foundation) that has voting and dispositive power.

(d)	Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission.

(e)	In addition, the Company has the power to vote 1,260,416 shares of Common Stock (5.95% of the Common Stock outstanding on the Record Date) held by the trustee for the Company’s 401(k) retirement savings plans. These shares relate to Company matching contributions which were discontinued in November 2003.

RELATED PARTY TRANSACTIONS

      The Company sells products and pays commissions to companies controlled by persons related to the Chief Executive Officer of the Company. During 2003, 2002 and 2001, sales of Titan product to these companies were approximately $6.5 million, $7.6 million and, $7.7 million, respectively. On sales referred to Titan from these manufacturing representative companies, commissions were approximately $1.2 million, $1.1 million, and $0.9 million during 2003, 2002 and 2001, respectively. These sales and commissions were made in the ordinary course of business and were made on terms no less favorable to Titan than comparable sales and commissions to unaffiliated third parties. At December 31, 2003, Titan had trade receivables of $1.9 million due from these companies, as compared to $3.9 million at December 31, 2002. Titan had no notes receivable due from these companies at December 31, 2003, and $7.3 million due at December 31, 2002.

STOCKHOLDER PROPOSALS

      Any proposal to be presented at the 2005 Annual Meeting of Stockholders must be received at the principal executive offices of the Company no later than December 2, 2004, in order to be considered for inclusion in the Company’s proxy statement and form of proxy relating to such Annual Meeting of Stockholders. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission relating to stockholder proposals, and it is suggested that proponents of any proposals submit such proposals to the Company sufficiently in advance of the deadline by Certified Mail-Return Receipt Requested. In addition, if a stockholder intends to present a proposal at the Company’s 2005 Annual Meeting of Stockholders without the inclusion of such proposal in the Company’s proxy material and written notice of such proposal is not received by the Company on or before February 14, 2005, proxies solicited by the Board of Directors for the 2005 Annual Meeting of Stockholders will confer discretionary authority to vote on such proposal if presented at the meeting. Stockholders’ proposals should be sent to: Cheri T. Holley, Secretary of Titan International, Inc., 2701 Spruce Street, Quincy, Illinois 62301. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

BOARD CONTACT INFORMATION

      Correspondence for any member of Titan’s Board of Directors may be sent to their attention: c/o Corporate Secretary, Titan International, Inc., 2701 Spruce Street, Quincy, IL 62301, or via e-mail to directors@titan-intl.com.

HOUSEHOLDING INFORMATION

      Pursuant to the rules of the Securities and Exchange Commission, services that deliver the Company’s communications to stockholders that hold their stock through a bank, broker or other holder of record, may deliver a single copy of the Company’s annual report to stockholders and proxy statement to multiple stockholders sharing the same address. Upon written request, the Company will promptly deliver a separate copy of the annual report and/or proxy statement to any stockholder at a shared address. Stockholders may notify the Company of their requests by writing to the Investor Relations Department, Titan International, Inc., 2701 Spruce Street, Quincy, IL 62301.

COST OF PROXY SOLICITATION

      The costs of solicitation of proxies will be borne by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone, facsimile transmission or telegraph, by directors, officers or regular employees of the Company, without additional compensation. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of the Company’s Common Stock held of record by such persons, and will be reimbursed by the Company for expenses incurred therewith.

By Order of the Board of Directors,

CHERI T. HOLLEY

Secretary

March 31, 2004

Appendix A

Titan International, Inc.

Audit Committee of the Board of Directors

CHARTER

May 18, 2000

Amended January 20, 2004

I.     Purpose

      The primary function of the Audit Committee is to represent and assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to any governmental body or the public; the Company’s system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board has established; and the Company’s internal auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

•	Review and appraise the audit efforts of the Company’s independent accountants and internal auditing department.

•	Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.     Composition

      The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall meet the requirements as to independence, experience and expertise established by the New York Stock Exchange and applicable laws and regulations., and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. At least one member of the Committee is an audit committee financial expert as defined by the rules of the U.S. Securities and Exchange Commission (“SEC”). All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

      The Board at the annual organizational meeting of the Board shall elect the members of the Committee or until there successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.     Meetings

      The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Company’s financials consistent with IV below. The Audit Committee shall report regularly to the Board of Directors with respect to its activities and make recommendations to the Board of Directors as appropriate.

IV.     Responsibilities and Duties

      To fulfill its responsibilities and duties the Audit Committee shall:

Documents/ Reports Review

•	Review and update this Charter periodically, at least annually, as conditions dictate.

•	Review the organization’s annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification report, opinion, or review rendered by the independent accountants.

•	Review the regular internal reports to management prepared by the internal auditing department and management’s response.

•	Review with financial management and the independent accountants the financial press releases, 10-Q’s and 10K prior to their filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

•	The Audit Committee shall prepare a report each year that is required by the rules of the SEC for inclusion in the Company’s proxy statement.

Independent Accountants

•	Select the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountant’s independence.

•	Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

•	Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization’s financial statements.

•	Pre-approve all permitted non-audit services to be performed by the independent auditor and establish policies and procedures for the engagement of the independent auditor to provide permitted non-audit services.

Financial Reporting Processes

•	In consultation with the independent accountants and the internal auditors, review the integrity of the organization’s financial reporting processes, both internal and external.

•	Consider the independent accountants’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

•	Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the independent accountants, management or the internal auditing department.

Process Improvement

•	Establish regular and separate systems of reporting to the Audit Committee by management, the independent accountants and the internal auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

•	Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

•	Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

•	Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

•	Review the Company’s policies and practices with respect to risk assessment and risk management, including its major financial risk exposures, and the steps management has taken to monitor and control such exposures.

Legal Compliance

•	Establish, review and update periodically a Corporate Compliance Policy and ensure that management has established a system to enforce the Policy.

•	Review management’s monitoring of the Company’s compliance with the organization’s Business Ethics Policy Code, and ensure that management has the proper review system in place to ensure that Company’s financial statements, reports and other financial information disseminated to governmental organizations, and the public to ensure that the legal requirements are satisfied.

•	Review activities, organizational structure and qualifications of the internal audit department.

•	Review with the organization’s counsel, legal compliance matters including corporate securities trading policies.

•	Review with the organization’s counsel, any legal matter that could have a significant impact on the organization’s financial statements.

•	Perform any other activities consistent with this Charter, the Company’s Bylaws and governing laws, as the Committee or the Board deems necessary or appropriate.

Appendix B

Titan International, Inc.

Compensation Committee of the Board of Directors

CHARTER

January 20, 2004

I.	Purpose

      The primary function of the Compensation Committee is to provide oversight of all executive compensation and benefits programs. The Compensation Committee’s responsibilities include, but are not limited to, the responsibilities which are required by the Corporate Governance Rules of the New York Stock Exchange listing standards, including the direct responsibility to:

•	Review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of these goals and objectives, and determine and approve the CEO’s compensation level based on this evaluation.

•	Make recommendations to the Board of Directors with respect to non-CEO compensation, incentive-compensation plans and equity-based plans.

•	Produce a Compensation Committee report on executive compensation as required by the SEC to be included in the Company’s annual proxy statement.

•	Conduct an annual performance evaluation of the Compensation Committee, including an evaluation of the adequacy of the Compensation Committee Charter.

•	Salary actions for the President and CEO and all vice presidents and any other individuals reporting directly to the President and CEO.

•	Adoption of stock option and other long-term incentive plans and approval of individual grants and awards.

•	Adoption of executive annual incentive plans, and approval of total incentive payments and individual awards to the President and CEO and all vice presidents and any other individuals reporting directly to the President and CEO.

•	Adoption of benefit plans, including profit sharing and supplemental retirement plans.

•	Adoption of executive perquisite programs.

•	Annual evaluation and appraisal of President and CEO performance.

•	Approval of employment agreements for President and CEO and other executives.

•	Annual review of non-employee Director compensation program and recommend changes to the Board of Directors when appropriate.

•	The Compensation Committee may engage attorneys, advisors and consultants whom it determines are necessary or appropriate to carry out its duties. The Compensation Committee shall make all decisions with respect to fees or other compensation paid to such attorneys, advisors and consultants. Any such attorneys, advisors and consultants shall report to the Committee and shall serve at the Company’s expense.

•	In its discretion, the Compensation Committee may establish subcommittees or delegate specific responsibilities to the Committee Chair or any other Committee member(s).

      The administration of all compensation and benefits will be the responsibility of management.

B-1

II.     Composition

      The Compensation Committee shall be appointed by the Board of Directors annually and shall consist of three or more Directors, all of whom in the judgment of the Board of Directors shall be independent and satisfy the independence requirements of the New York Stock Exchange Corporate Governance Rules listing standards. The Board of Directors shall appoint one of the Committee members Chairman of the Compensation Committee. All members of the Compensation Committee shall qualify as “Non-Employee Directors” under Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934 and as “Outside Directors” under Treasury Regulations adopted pursuant to Section 162(m) of the Internal Revenue Code. Compensation Committee members may be replaced by the Board of Directors.

III.     Meetings and Attendance

      The Compensation Committee shall meet at least once a year and at any other times as may be necessary. Meetings may be held in person or telephonically. The Chairman of the Compensation Committee or the Chairman of the Board can call special meetings of the Committee. A majority of the Committee members shall constitute a quorum. In addition to the members of the Compensation Committee, the President and CEO, other managers of the company and outside advisors may be invited to participate in Committee meetings. The Committee Chairman, Corporate Secretary or other person designated to act as Secretary for the meeting, will prepare minutes of the meeting. The Compensation Committee Chairman at the Board of Directors meetings, as appropriate, shall present an oral report.

B-2

Appendix C

Titan International, Inc.

Nominating/ Corporate Governance Committee of the Board of Directors

CHARTER

January 20, 2004

I.     Purpose

      The primary purpose of the Nominating/ Corporate Governance Committee of Titan International, Inc. is to provide guidance and assistance to the Board of Directors in discharging its duties and responsibilities relating to the corporate governance principles and practices of the Board of Directors and the Company. The Committee develops the criteria and implements the process of identifying, screening and nominating candidates for election to the Board of Directors and oversees the evaluation and composition of the Board of Directors, and the Committees of the Board of Directors.

II.     Composition and Qualifications

      The Nominating/ Corporate Governance Committee shall consist of at least three members who are independent Directors in the judgment of the Board of Directors and satisfy the independence requirements of the New York Stock Exchange Corporate Governance Rules listing standards and one of whom shall be appointed by the Board as Chairman of the Nominating/ Corporate Governance Committee. The Chairman and members of the Nominating/ Corporate Governance Committee shall be appointed and replaced by the Titan International, Inc. Board of Directors.

III.     Responsibilities

      The Nominating/ Corporate Governance Committee responsibilities include, but are not limited to, the responsibilities, which are required by the Corporate Governance Rules of the New York Stock Exchange listing standards, including the following:

•	Identify individuals who are qualified to become Directors of the Company, consistent with criteria approved by the Board.

•	Make recommendations to the Board of persons to serve as Directors of the Company.

•	Develop and recommend to the Board a set of corporate governance principles applicable to the Company.

•	Oversee the evaluation of the Board and management.

•	Conduct an annual performance evaluation of the Nominating/ Corporate Governance Committee, including an evaluation of the adequacy of the Nominating/ Corporate Governance Committee Charter.

•	Make recommendations to the Board of Directors concerning the appropriate size and needs of the Board and for considering the nomination and screening of Board member candidates.

•	Make recommendations to the Board of Directors with respect to the appointment of Directors to serve as Chairmen and members of Committees of the Board.

•	Oversee Committee membership and qualifications, training and orientation of Directors, the performance of members of the Board, and an annual performance evaluation of the Board to determine whether Board and its Committees are functioning effectively.

•	Review and recommend changes in Committee structure and operations and Committee reporting to the Board.

C-1

•	Review and recommend changes in the general Corporate Governance Principles of the Company.

•	The Nominating/ Corporate Governance Committee shall have sole authority to retain and terminate any search firm to be used to identify Director candidates, including the sole authority to approve the search firm’s fees and other retention terms.

•	The Nominating/ Corporate Governance Committee may engage attorneys; advisors and consultants whom it determines are necessary or appropriate to carry out its duties. The Committee shall make all decisions with respect to fees and other compensation paid to such attorneys, advisors and consultants. Any such attorneys, advisors and consultants shall report to the Committee and shall serve at the Company’s expense.

•	In its discretion, the Nominating/ Corporate Governance Committee may establish subcommittees or delegate specific responsibilities to the Committee chair or any other Committee member(s).

IV.     Meetings and Attendance

      The Nominating/ Corporate Governance Committee shall meet at such times as may be necessary. The meetings may be held in person or telephonically. The Chairman of the Nominating/ Corporate Governance Committee or the Chairman of the Board may call special meetings. A majority of the Committee members shall constitute a quorum.

      In addition to the members of the Nominating/ Corporate Governance Committee, the President and CEO, other managers of the Company and outside advisors may be invited to participate in Committee meetings.

      The Nominating/ Corporate Governance Committee Chairman, Corporate Secretary or other person designated to act, as Secretary will prepare minutes of the meetings.

      The Nominating/ Corporate Governance Committee Chairman shall present an oral report at Board of Directors meetings, as appropriate.

C-2

Titan International, Inc.

2701 Spruce Street •  Quincy, IL 62301
www.titan-intl.com

PROXY	PROXY

TITAN INTERNATIONAL, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING
THURSDAY, MAY 20, 2004, 11:00 A.M. EASTERN TIME
CROWNE PLAZA, DETROIT METRO AIRPORT
8000 MERRIMAN ROAD
ROMULUS, MI 48174

     The undersigned hereby constitutes and appoints Maurice M. Taylor Jr., Cheri T. Holley, and each of them, attorneys with full power of substitution, with the powers the undersigned would possess if personally present, to vote all shares of Common Stock of the undersigned in TITAN INTERNATIONAL, INC., at the Annual Meeting of Stockholders to be held on Thursday, May 20, 2004, and at any adjournments thereof and on all matters properly coming before the meeting.

This proxy will be voted as directed or, if no direction is indicated, will be voted FOR Items 1 and 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY IN THE ENVELOPE PROVIDED.

(Continued and to be signed on reverse side.)

TITAN INTERNATIONAL, INC.

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. ■
[	]

The Board of Directors recommends a vote FOR Items 1 and 2.

1.	Election of Directors–	For	Withhold	2.	Ratification of Independent Auditors–	For	Against	Abstain
	Nominees for Election as Class I Director to serve until the 2007 Annual Meeting:				To ratify the selection of PricewaterhouseCoopers LLP, as the independent auditors for 2004.	☐	☐	☐

	Edward J. Campbell	☐	☐
	Maurice M. Taylor Jr.	☐	☐

Note: Please note that if you are attending the Annual Meeting, proof of share ownership and valid photo identification must be presented.

Dated:	, 2004

Signature

Signature
(This proxy must be signed exactly as the name appears hereon. If acting as attorney, executor, or trustee, or in corporate or representative capacity, please sign name and title.)

/\     FOLD AND DETACH HERE     /\

YOUR VOTE IS IMPORTANT.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY IN THE ENVELOPE PROVIDED.